CONSULTING AGREEMENT

Entered into the 1st day of October, 2003,

To be effective as of September 30th, 2004.

BETWEEN:

SHALLBETTER INDUSTRIES INC.

hereinafter referred to as "Company"

AND:

CHARLES MCCALLION,

hereinafter referred to as "Consultant"

WHEREAS, Consultant is experienced in assisting public companies with respect to financial and business advisory matters, and

WHEREAS, the Company desires to utilize the services of Consultant relating to consulting services to management by rendering advice relating to general business and financial matters with a goal to furthering the Company’s business strategies (the “Consulting Services”.)

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows

1.

The Company hereby retains Consultant to provide the Consulting Services.

2.

This Agreement is effective as of OCTOBER 1st, and will continue for a period of twelve (12) months ("Term") unless previously terminated by mutual agreement of the parties.  Notwithstanding the foregoing, the Company or Consultant is entitled to terminate this Agreement for cause upon 10 days' written notice to the other party.

3.

As compensation for his services hereunder, the Company shall pay Consultant a monthly fee of $25,000 per month throughout the term of this Agreement. Consultant shall also be paid documented expenses incurred in connection with services rendered to the Company.  The initial monthly payment to Consultant under this Agreement shall be due and payable on the first of each month.

4.

. Consultant covenants that all information concerning the Company, including proprietary information, which he obtains as a result of the services rendered pursuant to this Agreement will be kept confidential and will not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company until such time as information becomes public.

5.

Consultant and the Company hereby acknowledge that Consultant is an independent contractor.  Consultant will not hold himself out as a partner or agent of the Company or as being in a joint venture with the Company, nor will Consultant take any action from which others might infer that he is a partner or agent of the Company or is in a joint venture with the Company.  In addition, Consultant will take no action, which binds, or purports to bind, the Company.

6.

This Agreement contains the entire agreement between the parties and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, charge, discharge or modification is sought.  Waiver of or failure to exercise any rights provided by this Agreement in any respect is not a waiver of any further or future rights.  The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

7.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof.  Arbitration shall occur only in the USA.  The interpretation and enforcement of this Agreement is governed by the laws of the USA.  In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party’s reasonable attorney’s fees incurred (as determined by the arbiter(s)).

8.

This Agreement is binding upon the parties, their successors and assigns (including but not limited to, successors and assigns through merger, reverse merger or acquisition); provided, however, that Consultant may not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval will not be unreasonably withheld and notice of the Company's position will be given within ten (10) days after approval has been requested.

9.

The Company will indemnify Consultant for all loss or damage sustained including reasonable attorney fees incurred by Consultant arising from Consultant performing services under this Consulting Agreement.

10.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which constitute but one Agreement.  A copy of this Agreement signed by a party and delivered by facsimile transmission to the other party has the same effect as the delivery of an original of this Agreement containing the original signature of such party.

11.

If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

12.

The consummation by the Company of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will comply with all applicable law and will not conflict with or result in a breach of any of the terms of any agreement or instrument to which Company is bound, or constitute a default thereunder.

IN WITNESS WHEREOF, the Parties hereto have executed or caused these present to be executed as of the day and year first above written.

THE COMPANY:

SHALLBETTER INDUSTRIES INC.

By:  /s/ Terry Wong

Title: President

THE CONSULTANT:

/s/ Charles McCallion